SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2008

BOO KOO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50057	65-1082135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4951 Airport Parkway, #660, Addison, Texas 75001
(Address of Principal Executive Offices)(Zip Code)

(972) 818-3862
Registrant’s Telephone Number
________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

On May 21, 2008, in connection with their election to the Company's Board of Directors and in consideration for the services they will provide as consultants to the Company, the Company issued restricted stock awards for an aggregate of 20,100,000 shares of its common stock, par value $.0001, to Gilbert M. Cassagne, Jack Belsito and Joe Bayern. Mssrs. Bayern and Cassagne each received restricted stock awards for 6,700,000 shares of the Company's common stock, which will vest in full on September 1, 2008. Mr. Belsito received a restricted stock award for 6,700,000 shares of the Company's common stock, which will vest in full on December 1, 2008.

Mssrs. Cassagne, Bayern and Belsito each represented that they were "accredited investors," as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and the sale of the Shares was made in reliance on exemptions provided by Regulation D and Section 4(2) of the Securities Act.

The Company did not use any form of advertising or general solicitation in connection with the sale of the shares of its common stock. The shares will be non-transferable in the absence of an effective registration statement under the Securities Act, or an available exemption therefrom, and all certificates will be imprinted with a restrictive legend to that effect.

Also, on May 21, 2008, pursuant to the terms of the Company's 2006 Stock Incentive Plan, the Company issued equity awards to its existing directors. Steven Solomon received a restricted stock award for 3,000,000 shares of the Company's common stock, which award vested in full on the date of grant. Stephen Johnson and Kenneth Johnsen each received restricted stock awards for 425,000 shares of the Company's common stock, which awards vested in full on the date of grant. In addition, James Carreker and Charles Jarvie each received options to purchase 425,000 shares of the Company's common stock, which options have an exercise price of $0.135 and vested in full on the date of grant.

Item 5.02. Election of Directors; Compensatory Arrangements of Certain Officers.

d. Election of Directors

On May 21, 2008, the Company, by resolution of its Board of Directors (the "Board"), increased the size of the Board to eight. Also, on May 21, 2008, by resolution of the Board, the Company elected to the Board the following three new directors: Gilbert M. Cassagne, Jack Belsito and Joe Bayern. The newly elected directors do not qualify as independent directors under the rules of the American Stock Exchange and have not yet been assigned to any Board committees.

Mr. Cassagne has more than 30 years of experience in the consumer products industry and over 20 years in the beverage industry with companies such as Procter & Gamble, The Dr Pepper Company and Cadbury Schweppes Americas Beverages. He most recently held the position of Chief Executive Officer of Cadbury Schweppes Americas Beverages, a division of Cadbury Schweppes, where he also served as part of the executive board of the multinational consumer products company. Mr. Cassagne has held numerous other positions within Cadbury including the Regional President of Asia Pacific and the President of Motts.

Mr. Belsito has more than 25 years of experience in the consumer products industry and over 20 years in beverages with companies such as Procter & Gamble, Pepsi, Snapple and Cadbury Schweppes Americas Beverages. He most recently held the position of President, Snapple Distributors, Inc., for Cadbury Schweppes Americas Beverages where he also served as part of the executive board. Prior to his current position, Mr. Belsito held positions of Chief Executive Officer of the Snapple Beverage Group and the President of RC Cola. Mr. Belsito has extensive experience in the beverage industry holding senior positions in Franchising, Marketing, Sales, Business Development and M&A. He has led the acquisitions of both branded companies and bottling and distribution companies.

Mr. Bayern has more than 10 years of experience in the consumer products industry and over 10 years in the consulting industry. He most recently held the position of Chief Strategy Officer of Cadbury Schweppes Americas Beverages where he also served as part of the executive board. Prior to his current position, Mr. Bayern served as the Director of Global Strategy of Cadbury Schweppes in London. Prior to joining Cadbury, he worked at Snapple Beverage Group where he held a variety of positions including Senior Vice President of Operations, Chief Information Officer and Chief Strategy Officer.

In connection with their election to the Board, the Company entered into consulting services agreements with each of the newly elected directors pursuant to which each person will receive monthly compensation in the amount of $8,333.33 for consulting services to be provided to the Company commencing on June 1, 2008.

The information in Item 3.02 regarding the issuance of restricted stock awards to the newly elected directors is incorporated by reference.

e. Compensatory Arrangements of Certain Officers

On May 21, 2008, the Company amended its 2006 Stock Incentive Plan, as amended, to increase the number of shares of common stock available for issuance under the Stock Plan from 8,000,000 to 12,000,000.

On May 21, 2008, the Company also issued a bonus of $150,000 to Steven Solomon, which amount is payable at Mr. Solomon's request. The Company also amended the terms of Mr. Solomon's Restricted Stock Award Agreement date November 1, 2007, pursuant to which the Company granted Mr. Solomon a restricted stock award for 300,000 shares of the Company's common stock, which vest in three equal annual installments commencing on November 1, 2007. On May 21, 2008, the Company amended such restricted stock agreement to provide that the remaining 200,000 shares vested immediately.

Item 8.01.

On May 22, 2008, the Company issued a press release regarding the Company's intention, subject to shareholder approval, to change its name to Performing Brands, Inc. and the election of Mssrs. Cassagne, Belsito and Bayern to the Board and the retention of such newly elected directors as consultants. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release of Boo Koo Holdings,, Inc. dated May 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOO KOO HOLDINGS, INC.

	By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini
Title: Chief Financial and Operating Officer

Date: May 22, 2008